                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                ---------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): September 5, 1997




                          IAT MULTIMEDIA, INC.
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             (Exact name of registrant as specified in charter)
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               Delaware                                0-22101                                13-3920210
     ----------------------------               ---------------------             ---------------------------------
     (State or Other Jurisdiction               (Commission File No.)             (IRS Employer Identification No.)
           of Incorporation)

Geschaftshaus Wasserschloss, Aarestrasse 17, Vogelsang-Turgi, Switzerland                        CH-5300
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(Address of principal executive offices)                                                                 (Zip Code)
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Registrant's telephone number, including area code: 011-41-56-223-5022


                                      N/A
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(Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS

         IAT Multimedia, Inc. (the "Company") today announced that Mr. Reiner Hallauer was appointed as Managing Director of IAT Deutschland, GmbH ("IAT GmbH"), a subsidiary of the Company. Mr. Hallauer, a marketing consultant, is a Director of the Company and has close to 30 years of experience within the computer and telecommunications industry for companies such as Siemens Nixdorf and Memorex Corporation, in marketing, sales, support, strategy and top management. Mr. Hallauer replaces Mr. Wilhelm Gudauski who will be pursuing other endeavors.

         The Company is restructuring its workforce to eliminate future duplication of cost, in particular in the sales and marketing organization in light of potential acquisitions. Mr. Hallauer announced plans to reduce marketing expenses at IAT GmbH including the termination of approximately 15 of 45 full-time employees at IAT GmbH. While this termination may require certain severance payments under German labor law resulting in a short term increases in expenses, the Company believes that the long term effect of this termination will be a reduction in expenses for the Company as well as a better competitive position. The Company has previously announced the signing of a Letter of Intent regarding a possible acquisition of Trend Plus, a German corporation, and continues to evaluate potential strategic partners of additional applications and broader marketing of its technology. The Company may make acquisitions, other investments or may enter into joint venture agreements for strategic reasons.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  IAT MULTIMEDIA, INC.



                                  By: --------------------------------
                                      Name:    Dr. Viktor Vogt
                                      Title:   Chief Executive Officer


Date:    September 4, 1997



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